UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2018

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36373	95-3359658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA		94577
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2018 Base Salaries and Executive Bonus Plan

On March 8, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of TriNet Group, Inc. (the “Company”) approved the following 2018 annual base salaries, effective as of April 1, 2018, for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission):

Named Executive Officer	Title	2018 Base Salary
Burton M. Goldfield	President and Chief Executive Officer	$825,000
Richard Beckert	Senior Vice President and Chief Financial Officer	$530,000
Barrett Boston	Senior Vice President and Chief Revenue Officer	$425,000
Brady Mickelsen	Senior Vice President, Chief Legal Officer and Secretary	$430,000
Edward Griese	Senior Vice President, Insurance Services	$390,000

The Compensation Committee also approved the Company’s 2018 executive bonus plan, which is substantially similar to the Company’s previously-disclosed executive bonus plan. Under the Company’s 2018 executive bonus plan, annual variable cash compensation is awarded based on company-wide financial goals for Net Service Revenues and Adjusted EBITDA and individual and strategic performance goals selected by the Compensation Committee.

Each year, the Compensation Committee adjusts the financial performance metric targets and approves new individual and strategic performance goals to properly incentivize senior executive management, including the Company’s named executive officers, to achieve key business objectives and create long-term value for the Company’s stockholders.

Equity Awards

Due to a variety of factors, for 2018, the Compensation Committee determined that it was in the best interests of the Company to award time-based restricted stock (“RSAs”) and performance-based restricted stock (“PRSAs”) instead of time-based restricted stock units and performance-based restricted stock units to the Company’s named executive officers. Accordingly, on March 8, 2018, the Equity Award Committee of the Compensation Committee granted awards of RSAs and PRSAs to the Company’s named executives officers listed below under the Company’s 2009 Equity Incentive Plan, with a date of grant of March 8, 2018:

Named Executive Officer	Title	Maximum number of shares retained upon vesting of the RSA	Target number of shares retained upon vesting of the PRSA
Burton M. Goldfield	President and Chief Executive Officer	42,008	42,008
Richard Beckert	Senior Vice President and Chief Financial Officer	11,553	11,553
Barrett Boston	Senior Vice President and Chief Revenue Officer	5,251	16,804
Brady Mickelsen	Senior Vice President, Chief Legal Officer and Secretary	7,877	7,877
Edward Griese	Senior Vice President, Insurance Services	6,302	6,302

The RSAs are eligible to vest in equal installments on a quarterly basis over four years, subject to continued employment through the applicable vesting dates.

The PRSAs are earned based on the extent to which the Company meets or exceeds certain annual growth rates for Net Service Revenues and Income before provision for income taxes for the 2018 performance period, and, to the extent earned, vest in two equal installments subject to the recipient’s continued employment on December 31, 2019 and December 31, 2020.
The RSAs and PRSAs may also vest (subject to satisfaction of the applicable performance conditions for PRSAs) on an accelerated basis pursuant to the terms of a recipient’s employment or severance agreement with the Company and, for PRSAs, they may be earned (subject to the same time-based vesting schedule) at target or based on actual performance (if capable of measurement) in the event of change of control.
Each year, the Compensation Committee may consider adjusting the type and design of the equity awards, including establishing new financial performance criteria for the performance-based equity awards, to properly incentivize senior executive management, including our named executive officers, to achieve key business objectives and create long-term value for the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2018	By:	TriNet Group, Inc.
/s/ Brady Mickelsen
Brady Mickelsen
Senior Vice President, Chief Legal Officer and Secretary